UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 11, 2009

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

903 Murray Road, PO Box 1960, East Hanover, NJ	07936
(Address of Principal Executive Offices)	(Zip Code)

(973) 428-4600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, the Board of Directors (the “Board”) of National Patent Development Corporation (the “Company”) elected James Schreiber to serve on the Board, effective immediately.

Mr. Schreiber currently serves as Managing Member of Schreiber Associates, LLC and Jade Realty LLC, which make investments, including investments in commercial real estate.

Following the election of Mr. Schreiber, the Board consists of six members. No determination has yet been made as to which Board committees, if any, Mr. Schreiber will be appointed.  There are no arrangements or understandings pursuant to which Mr. Schreiber was selected as a director.

Mr. Schreiber will be compensated under the compensation program currently in effect for the Company’s non-employee directors. Under such program, directors who are not employees of the Company or its subsidiaries are entitled to receive:

•	annual compensation of $5,000, paid in quarterly installments of $1,250;

•
$1,500 in cash for each meeting of the Board and for each Board committee meeting attended in person and $500 for each Board or Board committee meeting attended by means of conference telephone connection;

•
annual compensation of $5,000, paid in quarterly installments of $1,250, to each member of the Audit Committee (except the Chairman of the Audit Committee who is to receive annual compensation of $7,500), plus $1,500 for attending each meeting of the Audit Committee, whether attended in person or by telephone, except that the per meeting attendance fee is reduced to $750 for attendance at any Audit Committee meeting held on the same day as a regular or special meeting of the Board; and

•
annual compensation of $3,000, paid in quarterly installments of $750, to each member of the Compensation Committee and each member of the Nominating and Corporate Governance Committee (except the Chairman of each such Committee, who is to receive annual compensation of $5,000), plus $1,000 for each meeting of either such Committee, whether attended in person or by telephone, except that the per attendance meeting fee is reduced to $500 for attendance at any such meeting held on the same day as a regular or special meeting of the Board.

At the option of each director, the sums designated above as “annual compensation” may be paid in either cash or Company common stock, subject to certain limitations.  A copy of the non-employee director compensation program is attached hereto as Exhibit 99.

There are no transactions between Mr. Schreiber and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title
99	Non-Employee Director Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: November 17, 2009	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial Officer